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                                                                      Ex 99.FIA

                       The Commonwealth of Massachusetts
                            MICHAEL JOSEPH CONNOLLY

                         Secretary of the Commonwealth
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                           ARTICLES OF ORGANIZATION
                             (Under G.I. Ch. 175)
                                 Incorporators

              NAME:                          POST OFFICE ADDRESS

       Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

   *John Thomas Longmoore; 47 Blue Hill Drive, Westwood, Massachusetts 02090 Francis Charles Cleary, Jr., 58 Avalon Road, Needham, Massachusetts 02192 Raeburn Burton Hathaway, Jr., 48 Dunster Road, Needham, Massachusetts 02194 Mary Kathleen Gallagher, 1080 Bencon St., Brookline, Massachusetts 02146 Maureen Margaret Phillips, 18 Lane Park, Brighton, Massachusetts 02135 David Loring Murphy, 21 Chesterfield Road, Milton, Massachusetts 02186 Helen Louise Whelan, 22 Granite Road, Saugus, Massachusetts 01906
   Roderick Cason Hunsaker, 18 Lakewood Road, Natick, Massachusetts 01760 Edmund Edward Keough, 780 Boylston Street, Boston, Massachusetts 02199 Richard Thackeray Radsgh, I Saltonstall Square, Haverhill, Massachusetts 01830

   * See Attachment A

   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

    1. The name by which the corporation shall be known is:

       John Hancock Variable Life Insurance Company

    2. The purposes for which the corporation is formed are as follows:

       To transact life insurance and to make contracts for the payments of annuities and pure endowments; and

       To make insurance upon the health of individuals

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient, additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8 1/2" x 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

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    3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

CLASS OF STOCK              WITHOUT PAR VALUE          WITH PAR VALUE
--------------              ----------------- ---------------------------------
                                                                PAR
                            NUMBER OF SHARES  NUMBER OF SHARES VALUE   AMOUNT
                            ----------------- ---------------- ----- ----------
Preferred..................                                          $
Common.....................                        50,000       $50  $2,500,000

    *4.If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

       No subclassification of stock adopted.

    *5.The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

       None

    *6.Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

       None

* If there are no provisions state "None".

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 John Hancock Mutual Life Insurance Company

 John Hancock Place                         Horace R. Baker, Jr.
 Post Office Box 111                        Senior Vice President and Secretary
 Boston, Massachusetts 02117                (617) 421-2810

                                                               February 2, 1979

Secretary of the Commonwealth
Commonwealth of Massachusetts
Boston, Massachusetts

To Whom It May Concern:

   John Hancock Mutual Life Insurance Company has consented to the use of the words "John Hancock" in the corporate name of its subsidiary John Hancock Variable Life Insurance Company.

                                                  Sincerely yours,

                                                  /s/ Horace R. Baker, Jr.
                                                  -----------------------------
                                                  Horace R. Baker, Jr.
                                                  Senior Vice President and
                                                  Secretary

HRB/sbk

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                                 ATTACHMENT A

..   A minimum of ten incorporators is required by Section 48 of Chapter 175,
    Massachusetts General Laws Annotated.

..   Directors, not incorporators, are required to make oath to the articles of organization by Section 49 of Chapter 175, Massachusetts General Laws Annotated.

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7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

    a. The post office address of the initial principal office of the corporation in Massachusetts is:

       John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117

    b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                    NAME              RESIDENCE         POST OFFICE ADDRESS
               --------------  ------------------------ -------------------

    President: John Thomas     47 Blue Hill Drive,      Massachusetts 02090
                 Longmoore,      Westwood,

    Treasurer: David Scott     28 Pine Hill Circle,     Massachusetts 01880
                 Turner,         Wakefield,

    Secretary: Francis         58 Avalon Road, Needham, Massachusetts 02192
                 Charles
                 Cleary, Jr.,

Directors:Edward James Morton, 11 Rockridge Road, Wellesley, MA 02181 Horace
          Ross Baker, Jr., 367 Main Street, Hingham, MA 02043 John Thomas Longmoore, 47 Blue Hill Drive, Westwood, MA 02090 Stephen Lee Brown, 281 Canton Street, Westwood, MA 02090 Terence Patrick Mckenna, 5 Woodrice Street, Falmouth, MA 02540

    c. The date initially adopted on which the corporation's fiscal year ends is:

       December 31

    d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

       the second Wednesday after the second Monday in February

    e. The name and business address of the resident agent, if any, of the corporation is:

       None

   IN WITNESS WHEREOF and under the penalties of perjury the above-named Directors* sign these Articles of Organization this second day of February 1979.



/s/ Edward Morton              /s/ John T. Longmoore
-----------------------------  -----------------------------

/s/ Stephen L. Brown           /s/ Horace R. Baker, Jr.
-----------------------------  -----------------------------

/s/ Terence McKenna            /s/ Francis C. Cleary
-----------------------------  -----------------------------

                               Secretary 2/5/79

   The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

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                                                                       EX99.FIA

                         COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF ORGANIZATION
                           GENERAL LAWS, CHAPTER 175

   I hereby certify that, upon an examination of the within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $1,250.00 having been paid, said articles are deemed to have been filed with me this 22nd day of February 1979.

Effective date

                                                  /s/ MICHAEL JOSEPH CONNOLLY
                                                  -----------------------------
                                                  MICHAEL JOSEPH CONNOLLY
                                                  Secretary of the Commonwealth

               PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                        TO BE FILLED IN BY CORPORATION

TO:
    Francis C. Cleary, Jr., Secretary
    John Hancock Mutual Life Insurance Company
    P.O. Box 111
    Boston, Massachusetts 02117
    Telephone 421-6220

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.

                                                        Copy Mailed FEB 27 1979

                          MASSACHUSETTS GENERAL LAWS
                            CHAPTER 175, SECTION 49

I hereby certify that it appears upon an examination of the within articles of organization and the records of the corporation duly submitted to my inspection, that the requirements of Section 49, Chapter 175 of the General Laws have been complied with, and I hereby approve said articles this 21st day of February, A.D. 1979.

ILLEGIBLE

Commissioner of Insurance